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                                                                   EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

  As independent chartered accountants, we hereby consent to the use of our report dated July 31, 1998 (except with respect to the matters discussed in Note 22, as to which the date is September 11, 1998 and to Note 2(a) as to which the date is February 3, 1999) related to Discreet Logic Inc.'s Consolidated Financial Statements as of June 30, 1997, as restated, and June 30, 1998, as restated, and for the periods ended June 30, 1997 as restated, and June 30, 1998, as restated, and to all references to our Firm, included in or made a part of this Form 10-K/A into Discreet Logic Inc.'s previously filed Registration Statement on Form S-8, File No. 39-97400 and on Form S-3, File No. 333-34739.

                                       ARTHUR ANDERSEN & CIE
                                       Chartered Accountants
                                       General Partnership
Montreal, Canada
February 3, 1999